Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John McCutcheon, Chief Executive Officer of EBR Systems, Inc. (the “Company”), and Gary Doherty, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2025

In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of November 2025.

/s/ John McCutcheon	/s/ Gary Doherty
John McCutcheon	Gary Doherty
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of EBR Systems, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”